United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of report (Date of earliest event reported): March 3, 2005

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Third Ave, Waltham, MA 02451

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 547-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2005, the Company issued a press release announcing that it will receive $15 million in gross proceeds from a direct placement of 3,336,117 shares of its common stock pursuant to its effective shelf registration statement (Reg. No. 333-109433). Legg Mason Wood Walker, Incorporated and Lazard Frères & Co. LLC served as placement agents in the offering. The information contained in the press release dated March 4, 2005 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

The Company filed with the Commission, on March 4, 2005, a prospectus supplement dated March 3, 2005 relating to the issuance and sale of the common stock. In connection with the filing of the prospectus supplement with the Commission, the Company is filing the placement agency agreement relating thereto as Exhibit 1.1 hereto and the legal opinion of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the validity of the common stock as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description
1.1	Placement Agency Agreement dated as of March 3, 2005.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being issued.

99.1	The Registrant’s Press Release dated March 4, 2005.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2005	/s/ James B. Murphy
James B. Murphy
Vice President and Chief
Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description
1.1	Placement Agency Agreement dated as of March 3, 2005.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being issued.

99.1	The Registrant’s Press Release dated March 4, 2005.

4